UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 4, 2010

ACCREDITED MEMBERS HOLDING CORPORATION
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

2 N. Cascade Ave, #1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

    On October 8, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization dated July 23, 2010 (the “Merger Agreement”) as amended effective September 1, 2010, World Wide Premium Packers, Inc. (“WWPP”) merged with and into a wholly owned subsidiary of the Accredited Members Holding Corporation (the “Company”) and was the surviving entity of that transaction (the “Merger”).  As a result WWPP is now a wholly owned subsidiary of the Company.

    WWPP is an early stage business enterprise that intends to procure, process, and market premium meat products.  WWPP has entered into a licensing agreement with Pat Boone that grants WWPP a perpetual exclusive world-wide license to use Mr. Boone’s name and likeness in connection with the marketing and sale of premium meats, cookbooks and related products.

            As a result of the Merger, each outstanding share of WWPP common stock on the closing date was converted into the right to receive shares of the Company’s newly created Series A Preferred Stock (the “Series A Stock”).  At the closing date, the Company estimated that this represented approximately $4,780,000 in value to the WWPP shareholders.  Each WWPP shareholder is entitled to receive one share of Series A Stock for every 24 shares of WWPP common stock currently held.  Initially, each share of Series A Stock will be convertible into eight shares of Company common stock, with that conversion ratio subject to adjustment if WWPP meets certain financial milestones.  It is expected that the Company will issue approximately 398,477 shares of its Series A Preferred Stock to effect the Merger.

    Prior to closing the Merger certain significant WWPP shareholders, including the founding members of WWPP, entered into an agreement imposing certain restrictions on their ability to sell the Company securities they will receive as part of the Merger.

    The material terms of the Merger Agreement were described in a Current Report on Form 8-K dated July 23, 2010, and the amended terms of the Merger Agreement were described in a Current Report on Form 8-K dated September 9, 2010.

    J.W. Roth, the Company’s Co-Chairman is also an officer, director and significant shareholder of WWPP.  However, Mr. Roth’s interest in WWPP was disclosed to the Company’s Board of Directors, and after such disclosure the Company’s disinterested directors approved the Merger Agreement as they believe that the Merger is in the Company’s, and its shareholders’, best interests.

Item 3.02  Unregistered Sales of Equity Securities

    Upon closing the Merger the Company became obligated to issue approximately 398,477 shares of its Series A Preferred Stock to effect the Merger.  The rights and preferences of the Series A Stock are described in Item 5.03 of this Form 8-K.   The actual number of shares of Series A Stock the Company will issue may vary slightly as a result of rounding.   Because each WWPP shareholder represented that they qualified as an accredited investor, the Company relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder for this issuance.  No commissions or other remuneration were paid in connection with the offer and issuance of the Series A Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010 Delray Wannemacher informed the Company that he resigned as the Company’s President and from the Company’s Board of Directors.  Mr. Wannemacher’s resignations were effective October 5, 2010.  Mr. Wannemacher informed the Company that he resigned to pursue other business opportunities, and not as the result of any disagreement with Company practices or policies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 8, 2010 the Company filed an amendment to its Articles of Incorporation setting forth the rights and preferences of the newly created Series A Stock.   In total 425,000 shares of Series A Stock are authorized.   Each share of Series A Stock is entitled to eight votes per share and votes as a single class with the Company’s common stock.  Initially, each share of Series A Stock is convertible at the option of the holder into eight shares of Company common stock.  However, upon WWPP meeting certain defined financial milestones each share of Series A Stock will be automatically converted into 28.8 shares of Company common stock.   If WWPP does not meet those financial milestones by October 8, 2013, each share of Series A Stock will automatically convert into eight shares of Company common stock.

Item 8.01 Other Events

a.           Share Redemption

On September 29, 2010, the Company agreed to redeem 1.3 million shares of its common stock from a Company shareholder in consideration for $37,500.  The Company agreed to redeem these shares for various reasons, including that the redemption price per share is substantially below the current market price for the Company’s common stock, to make additional shares of common stock available for general corporate purpose, and to reduce dilution on existing shareholders in the event of future share issuances.

b.           2010 Annual Meeting of Shareholders

The Company expects to hold its next annual meeting of stockholders on or about December 15, 2010.  Proposals from shareholders that intend to be present at the annual meeting should be addressed to Accredited Members Holding Corporation, Attention:  Chief Executive Officer, 2 North Cascade Avenue, #1400, Colorado Springs, CO 80903, and the Company must receive the proposals by October 15, 2010.  Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the proxy statement and proxy in accordance with applicable law.  After October 15, 2010, any stockholder proposal submitted for that meeting outside the process of Rule 14a-8 will be considered to be untimely.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The historical financial statements of World Wide Premium Packers, Inc. for the periods ended June 30, 2010 will be filed by amendment or otherwise within 71 calendar days after October 8, 2010.

(b)           Pro Form Financial Information

If required, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after October 8, 2010.

(d)  Exhibits

3.1           Series A Convertible Preferred Stock Statement of Designation.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of October 2010.

Accredited Members Holding Corporation

By:	/s/ J.W. Roth
Co-Chairman